Exhibit 32.1

Certification Furnished Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of First Financial Corporation (the “Company”) for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on November, 2007 (the “Report”), the undersigned, who is the Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.        the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/s/ David W. Mann
David W. Mann Chief Executive Officer and Chief Financial Officer May 15, 2008

A signed original of this written statement required by Section 906 has been provided to First Financial Corporation and will be retained by First Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.